                                                                    EXHIBIT 99.1
                                                                    ------------

                                  PRESS RELEASE

             Anworth Mortgage Announces Dividend of $0.50 Per Share,
                  Earnings of $0.45 Per Share for First Quarter

Santa Monica, California, April 23, 2002 -- Anworth Mortgage Asset Corporation (AMEX: ANH) declared a dividend of $0.50 per share. The dividend is payable on May 15, 2002 to holders of record as of the close of business on May 1, 2002.

The Company also reported diluted earnings for the quarter ended March 31, 2002, of $4,115,000 or $0.45 per share (9,105,225 average common shares outstanding). For the three months ended March 31, 2001, earnings were $545,000.

Total assets at the end of the first quarter of 2002 were approximately $963 million. Anworth's mortgage assets fall into five categories: 48% Agency ARMS, 36% Agency hybrid ARMS, 15% Agency fixed-rate MBS, 1% Agency floating-rate CMO, and a $0.8 million position in the stock of another mortgage REIT. As of March 31, 2002, the company had commitments to purchase mortgage-backed securities with a face value of $128 million. 80% of these commitments were to purchase Agency hybrid ARMS and 20% were to purchase Agency fixed-rate MBS. Additionally, in February 2002, the company raised approximately $40 million in new equity capital.

Commenting on the Company's income and dividend, Lloyd McAdams, Chairman and CEO, stated, "The Company's results continue to reflect the favorable yield curve and spread environment we have experienced over the past several quarters. I am pleased that the Company has been able to significantly increase the size of its balance sheet since last December while continuing to earn an attractive return on equity. One benefit of the recent significant capital-raising activity is that the majority of the Company's assets have been acquired at the attractive spread levels available in recent months."

McAdams continued, "A primary focus during the quarter was to quickly and fully deploy the new capital raised while continuing to emphasize investments in what we feel are the most attractive Agency ARM and Agency hybrid ARM securities. To this end, the Company made significant use of forward settling transactions during the quarter and also had approximately $128 million in forward transactions not settled as of March 31, 2002. The income earned during the quarter does not fully reflect the deployment of our new equity capital which was invested in these forward transactions. As we look forward to future calendar quarters, we expect the earning power reflected in these purchases to have a positive impact on our earnings during those periods.

The average term of the Company's repurchase liabilities increased to 201 days from 179 days during the quarter, and the Company's average cost of borrowings was approximately 2.3% at quarter end. Additionally, the 3 month constant prepayment rate of our ARM portfolio was 33% for the quarter.

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Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. The Company generates income for distribution to shareholders based on the difference between the yield on its mortgage assets and the cost of its borrowings.

Forward-Looking Statements

Certain statements herein are forward-looking statements within the meaning of applicable federal securities laws, and can be identified by the use of forward-looking terminology such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks set forth in the Company's Registration Statement on Form S-11 and other documents filed by the Company with the Securities and Exchange Commission.

ANWORTH MORTGAGE ASSET CORPORATION
Balance Sheets
  (Amounts in thousands)

                                                                       March 31, 2002  December 31, 2001
                                                                       --------------  -----------------
                                                                         unaudited
Assets
  Mortgage backed securities                                           $      907,299  $         420,214
  Other marketable securities                                                     845              1,803
  Cash and cash equivalents                                                    49,262                290
  Accrued interest and dividend receivable                                      5,754              2,293
  Prepaid expenses and other                                                      116                 10
                                                                       --------------  -----------------
                                                                       $      963,276  $         424,610
                                                                       ==============  =================
Liabilities and Stockholders Equity

Liabilities
  Reverse repurchase agreements                                        $      816,331  $         325,307
  Payable for purchase of mortgage-backed securities                           48,743             40,819
  Accrued interest payable                                                      2,137              1,293
  Dividends payable                                                                -               1,329
  Accrued expenses and other                                                    1,249                865
                                                                       --------------  -----------------
                                                                              868,460            369,613
                                                                       --------------  -----------------
STOCKHOLDERS' EQUITY
  Preferred stock, par value $.01 per share;
   authorized 20,000,000 shares;
   no shares issued and outstanding                                               -                  -
  Common stock; par value $.01 per share;
   authorized 100,000,000 shares; 11,853,327 and
   7,000,765 issued and 11,803,327 and
   6,950,765 outstanding respectively                                             119                 70
  Additional paid in capital, net                                              94,427             54,324
  Accumulated other comprehensive income, unrealized
   gain (loss) on available for sale securities                                (3,352)               705
  Retained earnings                                                             3,851                127
  Treasury stock at cost (50,000 shares)                                         (229)              (229)
                                                                       --------------  -----------------
                                                                               94,816             54,997
                                                                       --------------  -----------------
                                                                       $      963,276  $         424,610
                                                                       ==============  =================

ANWORTH MORTGAGE ASSET CORPORATION
Statements of Operations (unaudited)

                                                                    For the 3 mos ended     For the 3 mos ended
                                                                       March 31, 2002        March 31, 2001
                                                                    -------------------     -------------------
Interest and dividend income net of
 amortization of premium and discount                               $             7,925     $             2,556
Interest expense                                                                 (3,007)                 (1,921)
                                                                    -------------------     -------------------
Net interest income                                                 $             4,918     $               635
Gain on sales                                                                       223                      71
Expenses:
  Management fee                                                                   (208)                    (47)
  Incentive fee                                                                    (728)                    (56)
  Other expense                                                                     (90)                    (58)
                                                                    -------------------     -------------------
Net Income                                                          $             4,115     $               545
                                                                    ===================     ===================
Basic earnings per share                                            $              0.45     $              0.23
                                                                    ===================     ===================
Dividends declared per share                                        $                -      $              0.20
                                                                    ===================     ===================
Average number of shares outstanding                                              9,105                   2,354
                                                                    ===================     ===================
Diluted earnings per share                                          $              0.45     $              0.23
                                                                    ===================     ===================
Average number of diluted shares outstanding                                      9,212                   2,354
                                                                    ===================     ===================



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